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


As filed with the Securities and Exchange Commission on May 11, 1998
                                                Commission File No. 333-_______

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                           UNDER THE SECURITIES ACT OF 1933
                           LAZARE KAPLAN INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                             13-2728690
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                    529 FIFTH AVENUE, NEW YORK, NEW YORK 10017
    (Address, including zip code of registrant's principal executive offices)

                          LAZARE KAPLAN 401(k) PLAN FOR
                             SAVINGS AND INVESTMENT
                            (Full title of the plan)

                               Sheldon L. Ginsberg
              Executive Vice President and Chief Financial Officer
                        Lazare Kaplan International Inc.
                                529 Fifth Avenue
                            New York, New York 10017
                                 (212) 972-9700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With a copy to:
                  Warshaw Burstein Cohen Schlesinger & Kuh, LLP
                                555 Fifth Avenue
                            New York, New York 10017
                                 (212) 984-7700
                   Attention: Frederick R. Cummings, Jr., Esq.

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                            Proposed maximum       Proposed maximum
      Title of each class of           Amount to be             offering         aggregate offering             Amount of
   securities to be registered          registered         price per share(3)          price(3)             registration fee(4)
   ---------------------------        -------------        ------------------    --------------------       ------------------
Common Stock, $1.00                  100,000 shares(1)          $11.0625              $1,140,625                    $336
 par value

Interest in the Lazare Kaplan
401(k) Plan for Savings and
Investment                                 (2)                    (2)                    (2)                        (2)
===============================================================================================================================

         (1) This Registration Statement covers shares of common stock which may be issued, offered, or sold pursuant to the Lazare Kaplan 401(k) Plan for Savings and Investment, in each case subject to adjustment for antidilution as provided therein.

         (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Lazare Kaplan 401(k) Plan for Savings and Investment. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the Plan.

         (3) Calculated solely for the purposes of determining the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1993, the offering price is based upon the average high and low sales prices of the Common Stock on the American Stock Exchange on May 5, 1998.

         (4) The registration fee has been calculated, pursuant to Section 6(b) of the Securities Act of 1933, by multiplying .000295 by the proposed maximum aggregate offering price of the shares of Common Stock being registered hereby.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

                  Information required by Part I to be contained in the Section 10(a) prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents, which have been filed by Lazare Kaplan International Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference into this Registration
Statement:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1997.

                  (b) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997.

                  (c) The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1997.

                  (d) The Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998.

                  (e) The description of the Company's Common Stock set forth under Item 1 of the Company's Registration Statement on Form 8-A, as filed with the Commission on September 21, 1973, which incorporates by reference the description set forth in the Prospectus, contained in the Company's Registration Statement on Form S-1 filed with the Commission August 28, 1972 (File No. 2-45510), under the caption "Description of Common Stock."





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         All documents subsequently filed by the Company with the Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect and prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year, shall not be deemed to be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document, which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The following states the general effect of all statutes, charter provisions, by-laws, contracts or other arrangements under which any controlling person, director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such:

         Section 145 of the Delaware General Corporation Law provides:

         145.     INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS:
                  INSURANCE.

                  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no

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         reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (l) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such

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         capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person, who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         The Certificate of Incorporation of the Company provides:

                  SEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Certificate of Incorporation further provides:

                  EIGHTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, provided that nothing contained herein shall eliminate or limit the liability of a director
         (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or any amendment thereto of any successor thereto, or (iv) for any transaction

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         from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article EIGHTH nor the adoption of any provision of the certificate of incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         The By-Laws of the Company provide:

                                   ARTICLE VI

                                 INDEMNIFICATION

                  1. EXECUTIVE OFFICERS. The corporation shall indemnify its executive officers and those of its subsidiaries to the same extent as they would have been insured under the terms of an insurance policy issued to the corporation by National Union Fire Insurance Company of Pittsburgh, Pennsylvania for the policy year beginning September 26, 1984 and ending September 26, 1985 had such policy been in effect at the time a claim is made against any such executive officers. The executive officers of the corporation and its subsidiaries entitled to indemnification pursuant to this Article VI, Section l, shall include such persons who may hold the offices, either currently or in the future, as were covered under the aforementioned policy in the policy year indicated.

                  Any indemnification pursuant to this Article VI, Section l shall be applicable to acts or omissions that occurred prior to the adoption of this Article VI, Section l provided they would have been covered under the insurance policy mentioned above. The right to indemnification under this Article VI, Section l shall continue after any person has ceased to serve in the capacity which would have entitled him to such indemnification. Any subsequent repeal or amendment of this Article VI, Section l or any provision hereof, which shall have the effect of limiting, qualifying or restricting the powers or rights of indemnification provided or permitted hereunder shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person or affect any right of indemnification of such person with respect to claims made prior to such repeal or amendment.

                  The indemnification provided under this Article VI, Section l shall not be deemed exclusive of any other rights to which directors, officers, agents or employees of the corporation may be entitled under Article SEVENTH of the Certificate of Incorporation of the corporation, or any agreement, vote of the stockholders or disinterested directors, or otherwise.

                  The corporation shall have the right to impose, as conditions to any indemnification provided or permitted pursuant to this Article VI, Section l, such reasonable requirements and conditions as the Board of Directors or stockholders may deem appropriate in each specific case and circumstance, including but not limited to (i) that any counsel representing the person to be indemnified in connection with the defense or settlement of any action shall be selected by the corporation, subject to the approval of the person to be indemnified, which consent shall not be unreasonably withheld, (ii) that the corporation shall have the right, at its option, to assume and control the defense or settlement of any claim or proceeding made, initiated or threatened against the person to be indemnified, and (iii) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the indemnified person's right of recovery, and that the person to be indemnified shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.

                  2. OUTSIDE DIRECTORS. The corporation shall indemnify its outside (i.e. non-officer) directors and those of its subsidiaries to the same extent as they would have been insured under the terms of an insurance policy issued to the corporation by National Union Fire Insurance Company of Pittsburgh,

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         Pennsylvania, for the policy year beginning September 26, 1984 and ending September 26, 1985 had such policy been in effect at the time a claim is made against any such outside director. The outside directors of the corporation and its subsidiaries entitled to indemnification pursuant to this Article VI, Section 2 shall include such persons who may hold the offices, either currently or in the future, as were covered under the aforementioned policy in the policy year indicated.

                  Any indemnification pursuant to this Article VI, Section 2 shall be applicable to acts or omissions that occurred prior to the adoption of this Article VI, Section 2 provided they would have been covered under the insurance policy mentioned above. The right to indemnification under Article VI, Section 2 shall continue after any person has ceased to serve in the capacity which would have entitled him to such indemnification. Any subsequent repeal or amendment of this
         Article VI, Section 2 or any provision hereof, which shall have the effect of limiting, qualifying or restricting the powers or rights of indemnification provided or permitted hereunder shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person or affect any right of indemnification of such person with respect to claims made prior to such repeal or amendment.

                  The indemnification provided under this Article VI, Section 2 shall not be deemed exclusive of any other rights to which directors, officers, agents or employees of the corporation may be entitled under Article SEVENTH of the Certificate of Incorporation of the corporation, or any agreement, vote of the stockholders or disinterested directors, or otherwise.

                  The corporation shall have the right to impose, as conditions to any indemnification provided or permitted pursuant to Article VI,
         Section 2, such reasonable requirements and conditions as the Board of Directors or stockholders may deem appropriate in each specific case and circumstance, including but not limited to (i) that any counsel representing the person to be indemnified in connection with the defense or settlement of any action shall be selected by the corporation, subject to the approval of the person to be indemnified, which consent shall not be unreasonably withheld, (ii) that the corporation shall have the right, at its option, to assume and control the defense or settlement of any claim or proceeding made, initiated or threatened against the person to be indemnified, and (iii) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the indemnified person's right of recovery, and that the person to be indemnified shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.

                  3. EXECUTIVE OFFICERS AND DIRECTORS PRIOR TO APRIL 9, 1984. The corporation shall indemnify its directors and executive officers and those of its subsidiaries who were in office prior to April 9, 1984 to the same extent as they would have been insured under the terms of an insurance policy issued to the corporation by National Union Fire Insurance Company of Pittsburgh, Pennsylvania for the policy year beginning September 26, 1984 and ending September 26, 1985 had such policy been in effect at the time a claim is made against any such director or officer. The directors and officers of the corporation and its subsidiaries entitled to indemnification pursuant to this Article VI, Section 3 shall include such persons who held the offices as were covered under the aforementioned policy in the policy year indicated.

                  Any indemnification pursuant to this Article VI, Section 3 shall be applicable to acts or omissions that occurred prior to the adoption of this Article VI, Section 3, provided they would have been covered under the insurance policy mentioned above. The right to indemnification under this Article VI, Section 3 shall continue after any person has ceased to serve in the capacity which would have entitled him to such indemnification hereunder. Any subsequent repeal or amendment of this Article VI, Section 3 or any provision hereof, which shall have the effect of limiting, qualifying or restricting the powers or rights of indemnification provided or permitted hereunder shall not, solely by reason of such repeal or amendment,

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         eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person or affect any right of indemnification of such person with respect to claims made prior to such repeal or amendment.

                  The indemnification provided under this Article VI, Section 3 shall not be deemed exclusive of any other rights to which directors, officers, agents or employees of the corporation may be entitled under Article SEVENTH of the Certificate of Incorporation of the corporation, or any agreement, vote of the stockholders or disinterested directors, or otherwise. The corporation shall have the right to impose, as conditions to any indemnification provided or permitted pursuant to this Article VI, Section 3, such reasonable requirements and conditions as the Board of Directors or stockholders may deem appropriate in each specific case and circumstance, including but not limited to (i) that any counsel representing the person to be indemnified in connection with the defense or settlement of any action shall be selected by the corporation, subject to the approval of the person to be indemnified, which consent shall not be unreasonably withheld, (ii) that the corporation shall have the right, at its option, to assume and control the defense or settlement of any claim or proceeding made, initiated or threatened against the person to be indemnified, and (iii) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the indemnified person's right of recovery, and that the person to be indemnified shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.

                  4. DIRECTORS. The corporation shall indemnify its existing directors and those of its subsidiaries to the same extent as they would have been insured under the terms of an insurance policy issued to the corporation by National Union Fire Insurance Company of Pittsburgh, Pennsylvania for the policy year beginning September 26, 1984 and ending September 26, 1985 had such policy been in effect at the time a claim is made against any such director. The directors of the corporation and its subsidiaries entitled to indemnification pursuant to this Article VI, Section 4 shall include such persons who may hold the offices, either currently or in the future, as were covered under the aforementioned policy in the policy year indicated.

                  Any indemnification pursuant to this Article VI, Section 4 shall be applicable to acts or omissions that occurred prior to the adoption of this Article VI, Section 4 provided they would have been covered under the insurance policy mentioned above. The right to indemnification under this Article VI, Section 4 shall continue after any person has ceased to serve in the capacity which would have entitled him to such indemnification hereunder. Any subsequent repeal or amendment of this Article VI, Section 4 or any provision hereof, which shall have the effect of limiting, qualifying or restricting the powers or rights of indemnification provided or permitted hereunder shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person or affect any right of indemnification of such person with respect to claims made prior to such repeal or amendment.

                  The indemnification provided under this Article VI, Section 4 shall not be deemed exclusive of any other rights to which directors, officers, agents or employees of the corporation may be entitled under Article SEVENTH of the Certificate of Incorporation of the corporation, or any agreement, vote of the stockholders or disinterested directors, or otherwise.

                  The corporation shall have the right to impose, as conditions to any indemnification provided or permitted pursuant to this Article VI, Section 4, such reasonable requirements and conditions as the Board of Directors or stockholders may deem appropriate in each specific case and circumstance, including but not limited to (i) that any counsel representing the person to be indemnified in connection with the defense or settlement of any action shall be selected by the corporation, subject to the approval of the person to be indemnified, which consent shall not be unreasonably withheld, (ii) that the corporation shall have the right, at its option, to assume and control the defense or settlement of any claim or proceeding made,

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         initiated or threatened against the person to be indemnified, and (iii)
         that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the indemnified person's right of recovery, and that the person to be indemnified shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.

                  5. SEVERABILITY. If any of the provisions of this Article VI, or any part hereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remaining provisions of this Article VI, which shall remain in full effect without regard to the invalid portion or portions.

         In addition, the By-Laws provide that the Company has the authority to obtain liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.       Description

4 Instruments defining the rights of security holders, including indentures

                  4.1(a)   (i)      Certificate of Incorporation of the
                                    Company, as amended (incorporated by
                                    reference to Exhibit 3(a) to Company's
                                    Annual Report on Form 10-K for the fiscal year ended May 31, 1987 filed with the Commission on August 26, 1987, as amended
                                    January 14, 1988).

                           (ii) Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 1, 1990 (incorporated by reference to Exhibit 3(b) to Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1992 filed with the Commission on August 28,
                                    1992).

                           (iii) Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 6, 1997 (incorporated by reference to Exhibit 4.1(a)(iii) to Company's Registration Statement for the Lazare Kaplan International Inc. 1997 Long Term Stock Incentive Plan on Form S-8 filed with the Commission on November 14, 1997).

                  4.1(b) Certificate of Designations of Series A Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on November 6, 1997 (incorporated by reference to
                           Exhibit 4.1(b) to the Company's Registration on Form S-8 filed with the Commission on November 14, 1997.)

                  4.2 By-Laws of the Company, as currently in effect (incorporated by reference to Exhibit 3(ii) to Company's Registration Statement on Form S-1 filed with the Commission on August 28 1972).

                  4.3 Form of certificate representing shares of the Company's Common Stock (incorporated by reference to
                           Exhibit 4(a) to Amendment No. 1 to Registration Statement on Form S-2 filed with the Commission on October 4, 1990 ).

                  4.4      The Lazare Kaplan 401(k) Plan for Savings and
                           Investment.*

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



5                 Opinion re legality

                  5.1      Opinion of Warshaw Burstein Cohen Schlesinger &
                           Kuh, LLP*

                  5.2      (i)  Internal Revenue Service Determination Letter
                                dated July 12, 1994.*

                           (ii) Commonwealth of Puerto Rico Department of
                                Treasury, Bureau of Income Tax Letter
                                dated October 11, 1994.*

15 Letter on unaudited interim financial information - not applicable

23                Consent of experts and counsel

                  23.1 Consent of Warshaw Burstein Cohen Schlesinger & Kuh, LLP (contained in Exhibit 5.1)

                  23.2     Consent of Ernst & Young LLP*

24                Power of attorney (contained in the signature pages hereto)*

------------
*Filed herewith

ITEM 9.  UNDERTAKINGS.

                  The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

                           (i)  To include any prospectus required by
                  Sections 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 8, 1998.

                                          LAZARE KAPLAN INTERNATIONAL INC.

                                          By:  /s/ Sheldon L. Ginsberg
                                             -------------------------------
                                               Sheldon L. Ginsberg,
                                               Executive Vice President and
                                               Chief Financial Officer

         Each person whose signature appears below hereby constitutes and appoints Leon Tempelsman and Lucien Burstein, and each of them, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, hereby ratifying and confirming all that either such attorneys-in-fact or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signatures                                      Title                          Date
----------                                      -----                          ----
 /s/ Maurice Tempelsman                                                      May 8, 1998
---------------------------                     Chairman of the Board
Maurice Tempelsman                              of Directors

/s/ Leon Tempelsman                             Vice Chairman of the         May 8, 1998
------------------------------------            Board of Directors
Leon Tempelsman                                 (principal executive
                                                 officer)

/s/ George R. Kaplan                            Vice Chairman of the         May 8, 1998
------------------------------------            Board of Directors
George R. Kaplan

/s/ Lucien Burstein                             Director                     May 8, 1998
------------------------------------
Lucien Burstein

/s/ Myer Feldman                                Director                     May 8, 1998
------------------------------------
Myer Feldman

/s/ Michael W. Butterwick                       Director                     May 8, 1998
------------------------------------
Michael W. Butterwick

/s/ Sheldon L. Ginsberg                         Director, Executive Vice             May 8, 1998
---------------------------------               President and Chief Financial
Sheldon L. Ginsberg                             Officer (principal financial and
                                                accounting officer)

/s/ Robert Speisman                             Director                             May 8, 1998
---------------------------------
Robert Speisman

                  The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 8, 1998.

                                                LAZARE KAPLAN 401(k) PLAN
                                                FOR SAVINGS AND INVESTMENT

                                                By: /s/ Sheldon L. Ginsberg
                                                    --------------------------
                                                    Sheldon L. Ginsberg,
                                                    Trustee

                                                By: /s/ Leon Tempelsman
                                                    --------------------------
                                                    Leon Tempelsman
                                                    Trustee

                                                By: /s/ Robert Speisman
                                                    --------------------------
                                                    Robert Speisman
                                                    Trustee

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



                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------
4.4            (a)      The Lazare Kaplan International Inc. 401(k) Plan for
                        Savings and Investment.

               (b)      Adoption Agreement, dated September 25, 1989.

               (c)      Adoption Agreement, dated March 28, 1998.

5.1            Opinion of Warshaw Burstein Cohen Schlesinger & Kuh, LLP.

5.2            (i)      Internal Revenue Service Determination Letter dated
                        July 12, 1994.

               (ii) Commonwealth of Puerto Rico Department of Treasury, Bureau of Income Tax Letter Dated October 11, 1994.

23.2           Consent of Ernst & Young LLP




                       STATEMENT OF DIFFERENCES

The service mark symbol shall be expressed as................... 'sm'